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                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 and Schedule 2 to the Participation Agreement are amended to read in their entirety as follows:

                                   SCHEDULE 1

CONTRACTS FUNDED BY SEPARATE ACCOUNT

Allmerica Accumulator
333-87099
811-6293

Delaware Medallion
33-44830
811-6293

Delaware Golden Medallion
333-81281
811-6293

Pioneer Vision 1 & 2
33-85916
811-8848

Pioneer C-Vision
333-64831
811-8848

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Pioneer XtraVision
333-81017
811-8848
                                   SCHEDULE 2


CONTRACTS FUNDED BY SEPARATE ACCOUNTS

Separate Account VA-P
of Allmerica Financial Life Insurance
and Annuity Company

Separate Account VA-K
of Allmerica Financial Life Insurance
and Annuity Company


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All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1st, 2000.



                                        Allmerica Financial Life Insurance and
                                        Annuity Company


                                        By: ____________________________

                                                 Richard M. Reilly

                                        Title:    President


                                        Pioneer Variable Contracts Trust


                                        By: ____________________________
                                                 John F. Cogan

                                        Title:   President


                                        Pioneer Funds Distributor, Inc.

                                        By: ____________________________
                                                 David D. Tripple

                                        Title:   President


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